Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Completes Acquisition of Country Road Properties
Reports Third Quarter 2008 Results

ONEONTA, Alabama (Nov. 4, 2008) - Otelco Inc. (NASDAQ: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its third quarter ended September 30, 2008. Key quarterly highlights for Otelco include:

•	Total revenues of $18.2 million.
•	Operating income of $5.7 million.
•	Adjusted EBITDA (as defined below) of $9.0 million.

“Our business continued to provide solid revenue growth in the third quarter, despite the tough economic environment,” stated Mike Weaver, President and Chief Executive Officer of Otelco. “Key operating highlights include growth in access line equivalents when compared to last quarter and last year, driven by increases in data lines and CLEC voice lines.

“Last Friday, we completed the acquisition of the Country Road properties, which was first announced in August. This will add over 24,000 retail access line equivalents to our current presence in Maine plus almost 5,000 access line equivalents in Massachusetts and West Virginia as well as a growing wholesale business in New England. The fact that we were able to gain all of the necessary regulatory approvals and complete the financing with our consortium of six banks in less than three months is a strong indication of the important strategic rationale of the transaction for the Company, our customers and our investors. Now we will expedite the transition work with the same enthusiasm,” added Weaver.

“For the third quarter, we again delivered solid increases in operating income and Adjusted EBITDA, which increased 10.7% and 1.5%, respectively, from the year-ago period and 10.8% and 1.6%, respectively, for year-to-date 2008 compared to the same period in 2007. Adjusted EBITDA was $9.0 million for the quarter and $26.3 million year-to-date, producing an increase of $0.4 million so far this year,” added Weaver. “Bottom line performance also improved from the year-ago period as we reported net income of $0.8 million for the quarter and $1.6 million year-to-date compared to a net loss of $0.7 million for the third quarter 2007 and a net loss of $0.9 million for year-to-date 2007. We invested over $3.0 million in our infrastructure to serve both our current and future customers. A significant part of our third quarter investment was for our planned expansion into IPTV services. For the quarter, our expenditures for this project were over $1.2 million which represented approximately 40% of the total capital expenditures for this quarter. We also delivered our fifteenth consecutive IDS distribution. That demonstrates our ability to both complete strategic expansions without losing focus on generating solid operating and financial results.”

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Otelco Reports Third Quarter Results

Nov. 4, 2008

Distribution to IDS Holders

Each quarter, the Board considers the declaration of dividends during its normally scheduled meeting. For the fourth quarter of 2008, the Board is meeting on November 10, 2008. Currently, it is anticipated that the Company’s dividends in 2008 will continue to be treated as a return of capital for tax purposes. The scheduled interest and any dividend declared will be paid on December 30, 2008 to holders of record as of the close of business on December 15, 2008. The interest payment will cover the period from September 30, 2008 through December 29, 2008.

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Otelco Reports Third Quarter Results

Nov. 4, 2008

Third Quarter 2008 Financial Summary
(Dollars in thousands, except per share amounts)

	Three Months Ended Sept. 30,		Change
	2007	2008	Amount	Percent

Revenues	$17,594	$18,238	$644	3.7%
Operating income	$5,117	$5,665	$548	10.7%
Interest expense	$(5,845)	$(4,774)	$(1,071)	(18.3)%
Net income (loss) available to stockholders	$(668)	$789	$1,457	* %
Basic net income (loss) per share	$(0.05)	$0.06	$0.11	* %
Diluted net income (loss) per share	$(0.07)	$0.04	$0.11	* %

Adjusted EBITDA(a)	$8,879	$9,012	$133	1.5%
Capital expenditures	$1,511	$3,023	$1,512	100.7%

	Nine Months Ended Sept. 30,		Change
	YTD 2007	YTD 2008	Amount	Percent

Revenues	$51,885	$53,766	$1,881	3.6%
Operating income	$14,276	$15,811	$1,535	10.8%
Interest expense	$(16,634)	$(14,230)	$(2,404)	(14.5)%
Net income (loss) available to stockholders	$(891)	$1,603	$2,494	* %
Basic net income (loss) per share	$(0.08)	$0.13	$0.21	* %
Diluted net income (loss) per share	$(0.14)	$0.10	$0.24	* %

Adjusted EBITDA(a)	$25,928	$26,345	$417	1.6%
Capital expenditures	$4,387	$6,970	$2,583	58.9%
* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Adjusted EBITDA
Net Income (Loss)	$(668)	$789	$(891)	$1,603
Add: Depreciation	2,826	2,748	8,934	8,276
Interest Expense - Net of Premium	4,219	4,167	13,743	12,443
Interest Expense - Caplet Cost	206	253	673	723
Interest Expense - Bond Premium	(16)	(19)	(16)	(54)
Interest Expense - Amortize Loan Cost	1,437	373	2,233	1,118
Gain/Loss from Investment	-	-	-	(45)
Income Tax Expense	394	464	(97)	696
Change in Fair Value of Derivative	(186)	(174)	(654)	(100)
Loan Fees	19	19	57	57
Amortization - Intangibles	648	393	1,946	1,628
Adjusted EBITDA	$8,879	$9,013	$25,928	$26,345

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Third Quarter Results

Nov. 4, 2008

	Year Ended December 31,		March 31,	June 30,	Sept. 30
Key Operating Statistics	2006	2007	2008	2008	2008
RLEC access lines:
Voice lines	37,736	36,687	36,239	35,989	35,600
Data lines	10,016	12,160	12,729	13,065	13,395
RLEC access line
equivalents (1)	47,752	48,847	48,968	49,054	48,995

CLEC access lines:
Voice lines	14,267	16,973	17,457	17,740	18,229
Data lines	2,016	2,571	2,602	2,735	2,864
CLEC access line
equivalents (1)	16,283	19,544	20,059	20,475	21,093

Otelco access line
equivalents (1)	64,035	68,391	69,027	69,529	70,088

Cable television customers	4,188	4,169	4,175	4,109	4,115
Dial-up internet customers	19,587	15,249	14,290	13,419	12,537

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR THIRD QUARTER 2008:

Revenue
Total revenues grew 3.7% in the three months ended September 30, 2008, to $18.2 million from $17.6 million in the three months ended September 30, 2007. All categories of revenue grew during the quarter, led by the growth in CLEC customers in Maine and increased digital Internet lines throughout the areas we serve. Local services revenue grew 2.7% in the third quarter 2008 to $6.7 million from $6.5 million in the quarter ended September 30, 2007. Network access revenue grew 1.2% to $6.7 million in the third quarter 2008 from $6.6 million in the third quarter 2007. Cable television revenue in the three months ended September 30, 2008 increased 9.9% to $0.6 million from just over $0.5 million in the three months ended September 30, 2007. Internet revenue for the third quarter 2008 increased 5.7% to $3.0 million from $2.9 million in the quarter ended September 30, 2007. Transport services revenue grew 15.9% to $1.2 million in the three months ended September 30, 2008 from $1.1 million in the same period in 2007.

Operating Expenses
Operating expenses in the three months ended September 30, 2008 increased 0.8% to $12.6 million from $12.5 million in the three months ended September 30, 2007. Cost of services increased 5.2% to $6.7 million from $6.3 million in the quarter ended September 30, 2007. The cost associated with increased CLEC revenue in Maine, increased long distance and Internet bandwidth requirements to support additional market penetration, and higher employee and energy costs were partially offset by network and organizational efficiencies. Selling, general and administrative expenses increased 3.8% to $2.8 million in the quarter ended September 30, 2008, from $2.7 million in the quarter ended September 30, 2007. Increased employee cost was partially offset by lower insurance and legal costs. Depreciation and amortization for second quarter decreased 9.6% to $3.1 million from $3.5 million.

Interest Expense
Interest expense decreased 18.3% to $4.8 million in the quarter ended September 30, 2008 from $5.8 million in the same period a year ago, reflecting the reduction in senior and total debt after the sale of 3,000,000 Income Deposit Securities units in July 2007 and a lower margin on senior debt.

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Otelco Reports Third Quarter Results

Nov. 4, 2008

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2008 was $9.0 million, up 1.5% over the same period in 2007. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of September 30, 2008, the Company had cash and cash equivalents of $13.2 million and total long-term debt of $170.0 million. The third quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million to our bond holders occurred on September 30, 2008. This was the Company’s fifteenth consecutive distribution since going public in 2004.

Capital Expenditures
Capital expenditures were $3.0 million for the quarter. The Company added enhanced network capability to serve competitive customers in Maine; initiated the build out for offering IPTV in Alabama; expanded its wireless Internet footprint in Missouri; and continued to upgrade its rural facilities in all three states, including additional data line capacity.

Third Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, November 5, 2008, at 11:00 a.m. ET. To participate in the call, dial (913) 981-5580 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.OtelcoInc.com or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 4154593.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telephone services in Alabama, Maine, Massachusetts, Missouri and West Virginia. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 99,000 voice and data access lines (including the three subsidiaries of Country Road Communication LLC acquired on October 31, 2008) which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive retail and wholesale telephone services through several subsidiaries. For more information, visit the Company’s web site at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter Results

Nov. 4, 2008

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2007	Sept. 30, 2008
		(unaudited)
Assets
Current Assets
Cash and cash equivalents	$12,810,497	$13,160,898
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $257,862 and
$165,078, respectively	2,753,451	2,899,519
Unbilled receivables	2,616,867	2,649,755
Other	1,760,207	1,934,355
Materials and supplies	1,991,724	2,259,937
Prepaid expenses	1,149,180	548,079
Income tax receivable	469,546	214,440
Deferred income taxes	1,486,439	1,486,439
Total current assets	25,037,911	25,153,442

Property and equipment, net	54,610,355	52,786,133
Goodwill	134,570,435	134,570,435
Intangible assets, net	9,514,772	8,462,790
Investments	1,207,183	1,188,051
Deferred financing costs	5,878,943	4,760,463
Interest rate cap	1,510,951	479,152
Deferred charges	155,573	650,228
Total assets	$232,486,123	$228,050,694

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,058,989	$1,867,564
Accrued expenses	3,716,880	5,210,931
Advanced billings and payments	2,077,713	1,944,115
Customer deposits	185,147	194,531
Total current liabilities	8,038,729	9,217,141
Deferred income taxes	25,223,656	25,223,656
Advance billings and payments	797,498	750,081
Other liabilities	183,756	179,911
Long-term notes payable	170,019,705	169,965,588
Total liabilities	204,263,344	205,336,377

Derivative liability	814,005	516,112
Class B common convertible to senior
subordinated notes	4,085,033	4,085,033

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding 12,676,733
shares	126,767	126,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	28,215,056	21,512,233
Retained deficit	(4,084,797)	(2,481,378)
Accumulated other comprehensive loss	(938,732)	(1,049,897)

Total stockholders’ equity	23,323,741	18,113,172

Total liabilities and stockholders’ equity	$232,486,123	$228,050,694

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Otelco Reports Third Quarter Results

Nov. 4, 2008

OTELCO INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Revenues
Local services	$6,502,105	$6,678,826	$19,381,216	$20,116,902
Network access	6,612,250	6,694,486	19,190,669	19,237,269
Cable television	547,044	601,025	1,642,985	1,713,457
Internet	2,867,381	3,028,963	8,547,085	9,060,822
Transport services	1,065,521	1,234,274	3,122,940	3,637,276
Total revenues	17,594,301	18,237,574	51,884,895	53,765,726

Operating expenses
Cost of services and products	6,326,014	6,654,860	19,131,470	20,052,583
Selling, general and administrative
expenses	2,676,515	2,777,411	7,597,843	7,998,818
Depreciation and amortization	3,474,799	3,140,688	10,879,513	9,903,702
Total operating expenses	12,477,328	12,572,959	37,608,826	37,955,103

Income from operations	5,116,973	5,664,615	14,276,069	15,810,623

Other income (expense)
Interest expense	(5,844,898)	(4,773,647)	(16,633,507)	(14,229,727)
Change in fair value of derivative	186,055	173,842	654,472	99,787
Other income	268,356	188,160	715,389	618,785
Total other expense	(5,390,487)	(4,411,645)	(15,263,646)	(13,511,155)

Income (loss) before income tax expense	(273,514)	1,252,970)	(987,577)	2,299,468
Income tax (expense) benefit	(394,197)	(463,727)	97,079	(696,049)

Net income (loss) available to common
stockholders	$(667,711)	$789,243	$(890,498)	$1,603,419

Weighted average shares outstanding:
Basic	12,546,298	12,676,733	10,643,766	12,676,733
Diluted	13,090,969	13,221,404	11,188,437	13,221,404

Net income (loss) per share:
Basic	$(0.05)	$0.06	$(0.08)	$0.13
Diluted	$(0.07)	$0.04	$(0.14)	$0.10

Dividends declared per share	$0.18	$0.18	$0.53	$0.53

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Otelco Reports Third Quarter Results

Nov. 4, 2008

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2007	2008
Cash flows from operating activities:
Net income (loss)	$(890,498)	$1,603,419
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	8,933,812	8,275,580
Amortization	1,945,696	1,628,122
Interest rate caplet	673,425	722,527
Amortization of debt premium	(16,533)	(54,117)
Amortization of loan costs	2,233,495	1,118,481
Change in fair value of derivative	(654,472)	(99,787)
Provision for uncollectible revenue	114,979	229,404
Gain on early lease termination	-	(121,124)
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(642,120)	(582,528)
Material and supplies	(117,903)	(268,213)
Prepaid expenses and other assets	496,527	601,101
Income tax receivable	-	255,106
Accounts payable and accrued liabilities	1,231,277	1,302,625
Advance billings and payments	(33,971)	(181,015)
Other liabilities	4,174	5,539
Net cash from operating activities	13,277,888	14,435,120

Cash flows from investing activities:
Acquisition and construction of property and equipment	(4,386,579)	(6,848,799)
Proceeds from retirement of investment	7,871	-
Deferred charges	(2,033)	(533,098)
Net cash from investing activities	(4,380,741)	(7,381,897)

Cash flows from financing activities:
Cash dividends paid	(5,645,322)	(6,702,822)
Direct cost of subsequent public offering	(2,307,686)	-
Repayment of long-term debt	(55,353,032)	-
Loan origination costs	(1,827,903)	-
Proceeds from issuance of IDS	59,400,000	-
Net cash from financing activities	(5,733,943)	(6,702,822)

Net increase in cash and cash equivalents	3,163,204	350,401
Cash and cash equivalents, beginning of period	14,401,849	12,810,497

Cash and cash equivalents, end of period	$17,565,053	$13,160,898

Supplemental disclosures of cash flow information:
Interest paid	$13,878,086	$12,705,214

Income taxes received	$(133,218)	$(122,606)

Non-cash gain on early lease termination	$-	$(121,124)

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